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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 19, 2005

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
          LodgeNet Entertainment Corporation today will make a presentation at the Bank of America 35th Annual Investment Conference regarding its operations and business. The PowerPoint slide presentation to be used during LodgeNet’s presentation regarding its operations and business is furnished as Exhibit 99.1.
          LodgeNet also issued a press release today, a copy of which is attached as Exhibit 99.2. The press release contains information announced during LodgeNet’s presentation at the Bank of America 35th Annual Investment Conference, including (i) that LodgeNet has extended its relationship with the Kimpton Hotel Group which will include the installation of LodgeNet’s custom tailored sigNETure TV® marketing and entertainment systems to more than 6,000 Kimpton hotel rooms, (ii)  that two additional hospitals have recently purchased LodgeNet’s Horizon PatientVision Solution, (iii) the impact of Hurricane Katrina on its operations and business and (iv) updated guidance for the third quarter of 2005.
          The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits

99.1	PowerPoint Slides (furnished)

99.2	Press Release (furnished)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005	By	/s/ Scott C. Petersen

	Its	Scott C. Petersen President and Chief Executive Officer